UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2010

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2010, Del Monte Foods Company announced via press release that Larry E. Bodner has been appointed Executive Vice President, Finance effective April 1, 2010 and that David W. Allen has been appointed Executive Vice President, Operations effective April 1, 2010.

Mr. Bodner joined Del Monte in July 2003 and was appointed to his current position effective April 2010. Mr. Bodner was Senior Vice President, Finance and Investor Relations from October 2007 to April 2010; Vice President, Finance and Investor Relations from July 2006 to October 2007; and Vice President, Internal Reporting and Financial Analysis from July 2003 to July 2006. Prior to joining Del Monte, he was Chief Operating Officer of Market Compass from May 2001 to July 2003 and Chief Operating Officer/ Chief Financial Officer of SelfCare from 1998 to 2001. From 1995 to 1997, Mr. Bodner held a variety of senior financial positions with The Walt Disney Company. From 1986 to 1994, Mr. Bodner held a variety of finance positions with The Procter & Gamble Company. Mr. Bodner is 47.

Mr. Allen was appointed to his current position effective April 2010. Mr. Allen served as a consultant to Del Monte beginning in November 2005 and in June 2006 was appointed Senior Vice President, Operations and Supply Chain. Prior to working with Del Monte, Mr. Allen was Chief Operating Officer of U.S. Foodservice, a division of Royal Ahold, from 2004 to 2005 and Chief Executive Officer of WorldChain, Inc., a supply chain services company, from 2001 to 2004. He served as Vice President, Worldwide Operations of Dell Inc. from 1999 to 2000. From 1991 to 1999, Mr. Allen held a variety of positions at Frito-Lay North America, a division of PepsiCo, Inc., most recently as its Senior Vice President, Operations. Mr. Allen also serves on the board of directors of American Italian Pasta Company. Mr. Allen is 49.

In connection with Mr. Bodner’s appointment as Executive Vice President, Finance, the Compensation Committee of the Board of Directors of Del Monte Foods Company increased his annual salary to $425,000 and his target award as a percentage of base salary under the Annual Incentive Program to 62.5%. In connection with Mr. Allen’s appointment as Executive Vice President, Operations, the Compensation Committee increased his annual salary to $425,000. Mr. Allen’s target award as a percentage of base salary under the Annual Incentive Program continues to be 62.5%.

Neither Mr. Bodner nor Mr. Allen has an employment agreement with Del Monte Foods Company or Del Monte Corporation, the Company’s wholly owned operating subsidiary. However, they participate in, or receive compensation under, a number of plans for executives including, among others: the Del Monte Corporation Executive Severance Plan, the Annual Incentive Program, the Del Monte Foods Company 2002 Stock Incentive Plan, the Del Monte Corporation Retirement Plan for Salaried Employees, the Del Monte Corporation Additional Benefits Plan, and the Del Monte Corporation Supplemental Executive Retirement Plan. The foregoing plans are described in Del Monte Foods Company’s proxy statement for its Annual Meeting of Stockholders held on September 24, 2009, as filed with the Securities and Exchange Commission on August 19, 2009. Additionally, Mr. Bodner and Mr. Allen are eligible to participate in the Del Monte Foods Company Deferred Compensation Plan, which is described in the Current Report on Form 8-K dated September 24, 2009 and filed with the Securities and Exchange Commission on September 29, 2009.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)   Exhibits.

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated April 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: April 1, 2010	By:	/s/ James Potter
Name: James Potter Title: Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated April 1, 2010

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